PURCHASE AGREEMENT
This Purchase Agreement (this “Agreement”) is made as of June ___, 2013 (the “Effective Date”), by and between DubLi, Inc., a Nevada corporation (the “Company”), with a principal business address of 5200 Town Center Circle, Suite 601, Boca Raton, Florida 33486, and _____________________, an individual having a residential address as set forth on the signature page hereof (the “Purchaser”).

RECITAL

The Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, that number of shares (the “Securities”) of common stock, par value $0.001 per share (“Common Stock”), set forth on the signature page hereof at a purchase price per Share of $0.10 (the “Per Share Purchase Price”).

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.    Purchase and Sale; Certain Terms and Procedures.
(a)    The Purchaser hereby purchases from the Company, and the Company hereby sells to the Purchaser, the Securities at the Per Share Purchase Price.

            (b)    The aggregate purchase price for the Securities purchased hereunder shall be the product of (i) the number of Securities and (ii) the Per Share Purchase Price (the “Purchase Price”). The Purchase Price shall be paid (i) in cash, (ii) by cancellation of indebtedness owed by the Company to the Purchaser, or (iii) a combination thereof, as set forth on the signature page hereof. The portion of the Purchase Price payable in cash, if any, shall be paid simultaneously with the execution and delivery of this Agreement by the Purchaser via check or money order payable to the order of the Company (or via wire transfer of funds in accordance with instructions provided by the Company).

(c)    Upon closing of the transactions contemplated by this Agreement and subject to the Company’s actual receipt of payment in full of the Purchase Price, the Company shall issue and deliver to the Purchaser a stock certificate representing the Securities. In the event that the Company issues shares of Common Stock to the Purchaser pursuant to this Agreement, but the Purchaser fails to deliver payment to the Company (whether due to a check returned for insufficient funds or otherwise), then, to the extent that such shares of Common Stock are not paid for, such shares of Common Stock (and any certificates therefor) shall for all purposes be deemed unissued, cancelled and void, and upon the Company’s request the Purchaser shall promptly return and deliver to the Company any stock certificates for such unissued shares of Common Stock.

2.    Representations, Warranties, Acknowledgements and Agreements of the Purchaser. The Purchaser hereby represents, warrants, acknowledges and agrees as follows:

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(a)    If the Purchaser resides outside of the United States, the Purchaser represents and warrants that the purchase of the Securities does not constitute a violation of any securities, currency exchange or other laws or regulations of the jurisdictions where such Purchaser resides. The Purchaser acknowledges that he is solely responsible for ascertaining compliance with the foregoing.
(b)    The Purchaser must bear the economic risk of the acquisition of the Securities for the foreseeable future because the offer and sale of the Securities is not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. The Purchaser understands that the sale of the Securities is intended to be exempt from registration under the Securities Act by virtue of Regulation D and/or Regulation S (“Regulation S”) promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.
(c)    Neither the Securities and Exchange Commission nor any state securities commission has approved any of the Securities or passed upon or endorsed the merits of the sale of the Securities by the Company.
(d)    The Purchaser is aware that none of the Securities may be sold, hypothecated or otherwise disposed of unless such transfer of the Securities is subsequently registered under the Securities Act and applicable state securities laws or unless counsel (satisfactory to the Company) renders an opinion (satisfactory to the Company) that registration under the Securities Act and any applicable state securities laws is not required. The Company has not agreed to make available an exemption from the registration requirements of the Securities Act for resale of any of the Securities and is under no obligation to register any of the Securities under the Securities Act or any state securities laws.
(e)    The Purchaser will not engage in any hedging transactions with regard to the Shares, unless in compliance with the Securities Act.
(f)    The Purchaser confirms that the Securities were not offered to the Purchaser by any means of general solicitation, publication, or general advertising, and except as expressly set forth in Section 3 hereof, the Purchaser has not received any representations, warranties or written communications with respect to the offering of the Securities.
(g)    The Purchaser acknowledges and understands that the certificates representing the Securities to be purchased by the Purchaser will bear, by imprint or endorsement, appropriate legends reflecting the status of the Securities under the Securities Act and applicable state securities laws.
(h)    The Purchaser meets the requirements of at least one of the Purchaser Suitability Standards set forth on Annex A attached hereto. The Purchaser has marked thereon which of such suitability standards is applicable to the Purchaser. The Purchaser shall furnish any additional information requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.
(i)    If the Purchaser has checked the box on Annex A indicating that the Purchaser is not a “U.S. person” (as defined in Annex A) and the Purchaser is not an “accredited investor,” then the Purchaser represents that (i) upon consummation of the transactions contemplated

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by this Agreement, the Purchaser will be the sole record and beneficial owner of the Securities; (ii) the Purchaser has not pre-arranged any sale, disposition or other transfer of all or any portion of (or any interest in) the Shares with any person or entity in the United States, nor does the Purchaser have any plans to do same; (iii) the Purchaser is outside the United States as of the date of the execution and delivery of this Agreement and the issuance of the Securities hereunder; (iv) the Purchaser has no present intention to sell or otherwise transfer the Securities (or any interest therein) except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act; (v) the Purchaser understands and acknowledges that the Company is required, pursuant to Rule 903 of Regulation S, to refuse to register the transfer of any of the Shares (or any interest therein) that are not transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration under the Securities Act, in all cases subject to compliance with Regulation S; (vi) the Purchaser will not, directly or indirectly, or through one or more intermediaries, maintain any short position in the Shares during the “Distribution Compliance Period” (as defined in Regulation S); and (vii) the Purchaser confirms that the Company has not engaged in any “directed selling efforts” or “publication,” as such terms are defined in Regulation S, with respect to the Securities.
(j)    The Purchaser has adequate means of providing for its current financial needs and possible personal contingencies and has no need for liquidity in its investment in the Securities. The Purchaser is able to bear the complete loss of the entire Purchase Price.
(k)    The Purchaser has such knowledge and experience in business, financial and investment matters so that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities.
(l)    The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the sale of the Securities and all such questions have been answered to the full satisfaction of the Purchaser.
(m)    The Purchaser has had access to and has carefully reviewed such financial and other information concerning the Company and the Securities as the Purchaser desires to review, and, due to the Purchaser’s connection to the Company is otherwise well-informed regarding the Company, and its current and proposed business and financial condition. The Purchaser hereby certifies and acknowledges that Purchaser understands all such materials related to the Company and this Agreement. To the full satisfaction of Purchaser, the Purchaser has been furnished any materials the Purchaser has requested relating to the Company and the sale of the Securities. The Purchaser has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser’s professional legal, tax, accounting and financial advisers the suitability of an investment in the Securities for the Purchaser’s particular tax and financial situation and has determined that the Securities being purchased are a suitable investment for the Purchaser. The Purchaser is not relying upon any information, representation or warranty by the Company or any of its agents in determining to consummate the transactions contemplated by this Agreement and is relying on the Purchaser’s own examination of the Company and the terms of this Agreement, including the merits and risks involved, in making its investment decision.

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(n)    An investment in the Company is highly speculative and involves a risk of loss of the entire investment and no assurance can be given of any income from such investment. THE PURCHASER HEREBY ACKNOWLEDGES AND CONFIRMS THAT THE PURCHASER HAS CAREFULLY CONSIDERED THE RISKS AND UNCERTAINTIES INVOLVED IN INVESTING IN THE SECURITIES BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE THE SECURITIES.
(o)    The Purchaser has taken no action, which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.
(p)    The Purchaser has all requisite legal capacity to acquire and hold the Securities and to execute, deliver and comply with the terms of this Agreement. The execution and delivery by the Purchaser, and compliance by the Purchaser with, this Agreement does not conflict with, or constitute a default under, any instruments governing the Purchaser, any law, regulation or order, or any agreement to which the Purchaser is a party or by which the Purchaser is bound. The Agreement has been duly executed by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.
(q)    The Purchaser’s domicile is at the address set forth on the signature page hereof.
(r)    The Purchaser acknowledges that the Company is entitled to rely upon this Agreement and the representations and warranties contained herein and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
3.    Representations, Warranties, Acknowledgments and Agreements of the Company. The Company hereby represents, warrants, acknowledges and agrees as follows:
    (a)    The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the entity, if any, taken as a whole, or (ii) the authority or ability of the entity to perform its obligations under the this Agreement.
    (b)    The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its

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terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
    (c)    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or Bylaws, as amended through the date hereof, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
    (d)    The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances, other than restrictions on transfer under applicable securities laws. The Company has reserved from its duly authorized capital stock the shares of Common Stock to be sold pursuant to this Agreement.
    (e)    No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.
4.    Indemnification by Purchaser. The Purchaser shall indemnify and hold harmless the Company and each of its officers, directors, managers, controlling persons, employees, agents, affiliates, successors and assigns and any person acting on behalf of any of them (each a “Company Indemnified Party”), who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of, arising from or in respect of the Purchaser’s breach or violation or threatened breach or violation of this Agreement (including, without limitation, any representations, warranties or covenants contained herein or therein) against any and all losses, liabilities and expense incurred by the Company or any other Company Indemnified Party, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement.
5.    Indemnification by Company. The Company shall indemnify and hold harmless the Purchaser and each of the Purchaser’s heirs, executors, administrators, successors, legal representatives, and permitted assigns (each a “Purchaser Indemnified Party”), who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed

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action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of, arising from or in respect of the Company’s breach or violation or threatened breach or violation of this Agreement (including, without limitation, any representations, warranties or covenants contained herein or therein) against any and all losses, liabilities and expense incurred by the Purchaser or any other Purchaser Indemnified Party, including, but not limited to, attorneys’ fees, judgments, fines and amounts paid in settlement.
6.    Irrevocability: Binding Effect. The Purchaser hereby acknowledges and agrees that this Agreement and the covenants contained herein are irrevocable by the Purchaser, except as required by applicable law, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.
7.    Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.
8.    Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be made by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth on the first page of this Agreement, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have been in writing in accordance with the provisions of this Section 8). Any notice or other communication given by certified mail shall be deemed given at the time of mailing thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.
9.    Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Securities shall be made only in accordance with all applicable laws.
10.    Applicable Law. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the State of Florida notwithstanding the choice of law rules of Florida or any other jurisdiction.
11.    Consent to Jurisdiction: Service of Process; Prevailing Party. Each party to this Agreement hereby irrevocably submits to the jurisdiction of the state or federal courts located in Palm Beach County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts. Each party shall be responsible for its own costs and expenses of any such suit, action or proceeding; provided, however, that the non-prevailing party shall reimburse the prevailing party’s actual reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred in connection with such suit, action or proceeding or any effort to enforce this Agreement.

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12.    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER HEREOF. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTY HERETO.
13.    Miscellaneous.
(a)    This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.
(b)    The Purchaser’s representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Securities.
(c)    Subject to Section 11 hereof, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.
(d)    This Agreement may be executed in one or more counterparts (including by facsimile signature) each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
(e)    Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.
(f)    Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.
{signature page follows}

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

PURCHASER

Signature

Print Name

Address

Number of Shares to be Purchased

Dollar Amount of Cash to be Applied to
Payment of Purchase Price, if any

Dollar Amount of Indebtedness Owed by Company
to Purchaser to be Applied to Payment of
Purchase Price, if any

COMPANY
By: Name: Title:

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ANNEX A
PURCHASER SUITABILITY STANDARDS
(Check all that apply)

The Purchaser hereby represents and warrants to the Company that the Purchaser satisfies the criteria next to the box(es) checked below.

Accredited Investor Qualification

☐
The Purchaser is natural person who had individual income of more than $200,000 in each of the most recent two years or joint income with his or her spouse in excess of $300,000 in each of the most recent two years and reasonably expects to reach that same income level for the current year (“income”, for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under Section 1202 of the Internal Revenue Code of 1986 (the “Code”), (2) any deduction for depletion under Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040).

☐
The Purchaser is a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with his or her spouse, will at the time of purchase of the Securities be in excess of $1,000,000. The fair market value of a primary residence and the mortgage debt secured by such residence (up to the fair market value) must be excluded from the determination of an individual’s net worth; however, the amount of mortgage debt secured by the residence in excess of the value thereof should be considered a liability and deducted from the investor’s net worth.

☐	The Purchaser is a natural person who is a director or executive officer of the Company.
Non-U.S. Person Qualification

☐
The Purchaser is not a “U.S. person” as such term is defined in Regulation S (and reproduced below), and the Purchaser is acquiring the Securities for the Purchaser’s own account and is not acquiring the Securities for the account or benefit of a “U.S. person.”

“U.S. person” means:

i.    Any natural person resident in the United States;

ii.	Any partnership or corporation organized or incorporated under the laws of the United States;
iii.    Any estate of which any executor or administrator is a U.S. person;
iv.    Any trust of which any trustee is a U.S. person;
v.    Any agency or branch of a foreign entity located in the United States;

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vi.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

vii.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
viii.    Any partnership or corporation if:
A.    Organized or incorporated under the laws of any foreign jurisdiction; and
B.    Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

The following are not “U.S. persons”:

i.
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

ii.	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

A.	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
B.    The estate is governed by foreign law;

iii.
Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

iv.	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

v.	Any agency or branch of a U.S. person located outside the United States if:
A.    The agency or branch operates for valid business reasons; and

B.	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

vi.
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

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